Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-20881) of Ralcorp Holdings, Inc. of our report dated June 29, 2006 relating to the financial statements of the Ralcorp Holdings, Inc. Savings Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
June 27, 2007